              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                          FORM 8-K/A


                      AMENDMENT NO. 1 to
      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
              THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of Earliest Event Reported) June 16,1997




               Interactive Entertainment Limited
            (formerly Sky Games International Ltd.)
    (Exact name of registrant as specified in its charter)



         Bermuda               0-22622             98-0170199
      (State or other      (Commission File       (IRS Employer
      Jurisdiction of          Number)           Identification
      incorporation)                                 Number)




                      845 Crossover Lane
                          Suite D-215
                   Memphis, Tennessee 38117
                        (901) 537-3600
                (Address, including zip code,
          and telephone number, including area code,
         of registrant s principal executive offices)


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  Item  9 of  the current report  pursuant to  Section 13 or
  15(d) of the Securities Exchange Act for the last event occurring June 16, 1997 is hereby amended in its entirety to read as follows:

  ITEM 9.   Sales   of   Equity   Securities   Pursuant   to
  Regulation S.

  As of June 13, 1997, Sky Games had closed sales of $763,250.00 of 8% Convertible Debentures due March 31,
  1999 (the Debentures ). One-third of the Debentures shall be convertible at any time after 60 days, one-third shall be convertible after 90 days; and the balance shall be convertible after 105 days into Common Stock at the lower of 85% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the execution by the subscriber of its individual subscription for Debentures or 77.5% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of conversion. London Select Enterprises, Ltd., is the broker of the offering. There is no principal underwriter.

  Up to $3.5 million of Debentures will be sold at par value. London Select Enterprises will be paid 0.8% of the gross proceeds from the sale of the debentures. Additionally, London Select Enterprises will receive warrants exercisable at any time within five years of the date such warrants were issued to Broker to purchase up to 125,000 shares of Common Stock for 120% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of issuance and up to 25,000 shares of Common Stock at the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of issuance. However, Sky Games and London Select Enterprises are continuing to negotiate the amount of the aforementioned warrants.

  Upon completion of the sales of the Debentures, Sky Games will disclose the total results of the sales program.


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                          SIGNATURES



       Pursuant  to  the  requirements  of   the  Securities
  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           INTERACTIVE         ENTERTAINMENT
  LIMITED


  July 17, 1997                 By:  /s/ Gordon Stevenson
                                Gordon Stevenson
                                Chief Executive Officer